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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 --------------
                                    FORM 8-K
                                 --------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) November 22, 2000
                                                         -----------------

                           VION PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                    0-26534              13-3671221
         ----------                  ---------            ------------
(State or Other Jurisdiction        (Commission          (IRS Employer
      of Incorporation)             File Number)       Identification No.)


                       4 Science Park, New Haven, CT 06511
                      -------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (203) 498-4210
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

         On November 22, 2000, Vion Pharmaceuticals, Inc. (the "Company") mailed a notice to the holders of its outstanding shares of Class A Convertible Preferred Stock, par value $.01 per share ("Class A Stock"), calling for the redemption of such stocks on December 26, 2000 (the "Redemption Date") at a redemption price of $10.00 per share. As of November 22, 2000, 1,950 shares of Class A Stock were outstanding. The maximum amount of cash that would be required for redemption of the Class A Stock would be $19,500.

         A registered holder of Class A Stock shall have the right to convert each share of Class A Stock into 2.777777 shares of the Company's Common Stock, reflecting a current conversion price of $3.60 per share of Common Stock, prior to the Redemption Date. The maximum number of shares of Common Stock which would be issued if all outstanding shares of Class A Stock are converted prior to redemption is 5,421. This right to convert the Class A Stock shall terminate at 5:00 p.m., New York City time, on the Redemption Date. After 5:00 p.m. New York time on the Redemption Date the Class A Stock will no longer be convertible and the holders will only have the right to receive the redemption price.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   VION PHARMACEUTICALS, INC.



Date: December 1, 2000             By: /s/ Alan Kessman
                                      ------------------------------------------
                                   Name:  Alan Kessman
                                   Title: President and Chief Executive Officer